UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2015

Biota Pharmaceuticals, Inc. (Exact name of Registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2500 Northwinds Parkway, Suite 100
Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 3, 2015, Biota Pharmaceuticals, Inc. (the “Company”) consummated the acquisition (the “Acquisition”) of all of the outstanding shares of Anaconda Pharma (“Anaconda”) pursuant to the terms and conditions of the Stock Purchase Agreement (the “Agreement”), dated as of February 25, 2015, among the Company, each of the shareholders of Anaconda party thereto (the “Sellers”), and the Holder Representative thereunder. In connection with the Acquisition, the Company paid the Sellers an aggregate purchase price (the “Purchase Price”) consisting of: (i) 3.5 million shares of the Company’s common stock and (ii) $8.0 million in cash. The Purchase Price is subject to certain post-closing adjustments as well as an aggregate of up to $30.0 million of contingent payments and low single-digit royalty payments, payable in cash, based on net sales of products covered by valid claims originating from Anaconda’s portfolio of patents, as more fully described in the Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release dated June 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Dated: June 4, 2015	By:	/s/ Joseph M. Patti
Name: Joseph M. Patti
Title: Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 3, 2015